THE WELLCARE MANAGEMENT GROUP, INC. AND SUBSIDIARIES
               COMPUTATION OF NET INCOME PER SHARE OF COMMON STOCK
                      (in thousands, except per share data)
                                   (unaudited)

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
                                                              THREE MONTHS ENDED JUNE 30,
                                                             -----------------------------
                                                                 1999               1998
                                                                 ----               ----
LOSS BEFORE INCOME TAXES &                                      (5,802)           (2,482)
EXTRAORDINARY BENEFITS

PROVISION FOR INCOME TAXES                                          --                --

EXTRAORDINARY BENEFIT                                            8,960

                                                              --------          --------
NET INCOME (LOSS)                                             $  3,158          $ (2,482)
                                                              ========          ========
INCOME (LOSS) PER SHARE -
BEFORE INCOME TAXES &
EXTRAORDINARY BENEFITS                                        $  (0.32)         $  (0.36)
                                                              ========          ========
Weighted average shares of
    common stock outstanding                                    17,750             6,924
                                                              ========          ========

INCOME (LOSS) PER SHARE -                                     $   0.18          $  (0.36)
                                                              ========          ========
Weighted average shares of
    common stock outstanding                                    17,750             6,924
                                                              ========          ========

INCOME (LOSS) PER SHARE - DILUTED                             $   0.18          $  (0.36)
                                                              ========          ========
Weighted average shares of common
    stock and common stock equivalents                           Not               Not
    outstanding                                               Applicable        Applicable
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